                                                                   EXHIBIT 28
                        COMPUTER SCIENCES CORPORATION
                          REVENUES BY MARKET SECTOR
                               (In millions)
                            Fiscal Period Ended            % of Total
                           ---------------------      --------------------
                           Dec. 26,    Dec. 27,       Dec. 26,    Dec. 27,
                             1997        1996           1997        1996
                           --------    ---------      --------    --------
THIRD QUARTER

Global commercial:
  U.S. commercial          $  712.3    $  539.7          43%         38%
  Europe                      470.4       399.5          28          28
  International               100.6        90.8           6           6
                           --------    --------       --------    --------
          Total             1,283.3     1,030.0          77          72

U.S. federal government:
  Department of Defense       251.1       256.2          15          18
  NASA                         68.0        72.7           4           5
  Civil agencies               61.7        62.7           4           5
                           --------    --------       --------    --------
          Total               380.8       391.6          23          28
                           --------    --------       --------    --------
Total revenues             $1,664.1    $1,421.6         100%        100%
                           ---------   --------       --------    --------


NINE MONTHS

Global commercial:
  U.S. commercial          $1,996.9    $1,539.2          42%         38%
  Europe                    1,260.0     1,047.2          27          26
  International               303.1       264.9           6           6
                           --------    --------      --------    --------
          Total             3,560.0     2,851.3          75          70

U.S. federal government:
  Department of Defense       772.1       806.6          16          20
  NASA                        224.6       223.4           5           5
  Civil agencies              175.0       199.5           4           5
                           --------    --------       --------    --------
          Total             1,171.7     1,229.5          25          30
                           --------    --------       --------    --------
Total revenues             $4,731.7    $4,080.8         100%        100%
                           ========    ========       ========    ========

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